UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 3, 2021, Velocity Financial, Inc. (the “Company”), entered into separate Equity Distribution Agreements (the “Equity Distribution Agreements”) by and between the Company, on the one hand, and each of JMP Securities LLC and Virtu Americas LLC (each, a “Placement Agent” and collectively, the “Placement Agents”), on the other hand. Pursuant to the terms of the Equity Distribution Agreements, the Company may sell, from time to time through or to the Placement Agents, as the Company’s sales agents or as principals, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $50,000,000; provided that the number of shares sold under the Equity Distribution Agreements does not exceed 4,000,000 in the aggregate (the “Shares”). The sales, if any, of the Shares under the Equity Distribution Agreements will be made by means of ordinary brokers’ transactions on The New York Stock Exchange at market prices, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices, in block transactions, or as otherwise agreed upon by the Placement Agents and the Company by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

For the sales of Shares through the Placement Agents, as the Company’s sales agents, the Company will pay the Placement Agents a commission at a mutually agreed rate, not to exceed 2.0% of the gross sales price per Share. In addition, the Company has agreed to pay certain expenses incurred by the Placement Agents in connection with the offering. The Company may also sell Shares to one or more of the Placement Agents as principal for such Placement Agent’s own account at a price agreed upon at the time of sale. If the Company sells Shares to one or more of the Placement Agents as principal, the Company will enter into a separate terms agreement with such Placement Agent. The Company has no obligation to sell any shares under the Equity Distribution Agreements, and may at any time suspend the offering of shares under the Equity Distribution Agreements.

The Equity Distribution Agreements contain customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Placement Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from sales of the Shares under the Equity Distribution Agreements, if any, for general corporate purposes, which may include, without limitation, originating and acquiring investor real estate loans, repayment or refinancing of debt or other corporate obligations, capital expenditures, working capital, acquisitions and repurchases and redemptions of securities, and acquisitions or investments in complementary businesses .

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258971). The Company filed a prospectus supplement, dated September 3, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Shares pursuant to the Equity Distribution Agreements.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the full text of the form of such agreements, a form of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Simpson Thacher & Bartlett LLP relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

Exhibit Number	Description

1.1	Form of Equity Distribution Agreement, dated September 3, 2021

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

Date: September 3, 2021	/s/ Roland T. Kelly
Roland T. Kelly
Chief Legal Officer and General Counsel